UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 20, 2022, the Board of Directors of Predictive Oncology Inc., a Delaware corporation (the “Company”), determined to consolidate its research and development activities by moving the TumorGenesis division located in Salem, Massachusetts to the offices of the Company’s Helomics subsidiary located in Pittsburgh, Pennsylvania. The Company is expanding the laboratory space at the Pittsburgh office and believes there is adequate space at the Pittsburgh office to add the TumorGenesis equipment. The consolidation of research and development activities will result in the reduction of two employees. The Company expects the transition of the TumorGenesis division to the Pittsburgh office to be completed by September 30, 2022.

The total costs related to the consolidation of research and development activities in Pittsburgh are estimated to be approximately $250,000. This amount includes the buyout of the Salem office lease and termination benefits for the affected employees. The Company expects to incur future expenditures of approximately $12,000 per month related to increased laboratory expenses for Helomics and TumorGenesis.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2022 the Company announced that Julia Kirshner, Ph.D., has been appointed Chief Scientific Officer of the Company, effective August 1, 2022.

Dr. Kirshner currently serves as Senior Vice President of the Company and President of the Company’s zPREDICTA division, positions she has held since November 24, 2021. Prior to joining the Company, Dr. Kirshner founded zPREDICTA, Inc. in 2014 and served as its Chief Executive Officer. From 2008 to 2015, she served as an assistant professor in the Department of Biological Sciences at Purdue University. Dr. Kirshner holds a B.S. in Genetics from the University of California, Davis, and a Ph.D. from the City of Hope National Medical Center, Duarte, California.

In connection with the promotion of Dr. Kirshner, the Company entered into an amended and restated employment agreement (“Agreement”) with Dr. Kirshner. The Agreement is effective as of August 1, 2022 and has a three-year term (“Term”), subject to earlier termination, including by the Company with cause (as defined in the Agreement) or without cause.

The Agreement provides for an initial annual base salary of $380,000 per year, less applicable payroll deductions and withholdings. In addition, Ms. Kirshner will be eligible to receive an annual incentive bonus. The bonus will be awarded based on her performance compared to annual MBO/objectives on a percentage of base salary. Dr. Kirshner will be eligible to participate in a long-term incentive plan (“LTIP”) pursuant to which she will be granted restricted stock units (RSUs). The RSUs will vest if (i) Dr. Kirshner remains continuously employed through the Term, and (ii) satisfies certain performance objectives to be adopted by the Compensation Committee of the Board of Directors. The target number of RSUs under the LTIP will be 150,000. Dr. Kirshner will also be considered for stock option awards in connection with grants to key employees and in other circumstances. If Dr. Kirshner remains employed through the Term and is not in breach of the Agreement, Dr. Kirshner will also be entitled to receive an additional cash bonus of $380,000, payable on the first payroll date after July 31, 2025.

In the event Dr. Kirshner’s employment is terminated by the Company without cause before the end of the Term, she will be entitled to receive (i) payment of her base salary through the last date of employment and accrued and unused PTO, (ii) severance pay in an amount equal to six months of her base salary and (iii) an annual incentive bonus payment provided for the calendar year in which the termination occurs on a pro-rata basis. Payment of the severance and bonus amounts will be contingent upon signing a waiver of claims against the Company.

Item 8.01 Other Events

On July 26, 2022, the Company issued a press release announcing Dr. Kirshner’s appointment as Chief Scientific Officer and the consolidation of research and development activities in Pittsburgh. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

This Current Report on Form 8-K (“8-K”) contains forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this 8-K regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, effective as of August 1, 2022, by and between Julia Kirshner and Predictive Oncology Inc.
99.1	Press Release
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: July 26, 2022